                                 EXHIBIT 12(b)
                                SUNAMERICA INC.
        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                          PREFERRED STOCK DIVIDENDS
   (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS AND INTEREST INCURRED ON SENIOR AND SUBORDINATED DEBT, BUT EXCLUDE
           INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)


                                                                                                         Years ended September 30,
                                                     -----------------------------------------------------------------------------
                                                          1996             1995             1994             1993             1992
                                                     ---------        ---------        ---------        ---------        ---------

                                                                                 (In thousands, except ratios)

Earnings:
Pretax income                                        $ 392,027        $ 279,606        $ 240,001        $ 184,011        $ 111,091
                                                     ---------        ---------        ---------        ---------        ---------
Add:
   Interest incurred on:
      Senior indebtedness                               69,033           55,985           50,292           36,246           33,224
      Subordinated notes                                    --               --               --               --            3,941
                                                     ---------        ---------        ---------        ---------        ---------
      Total interest incurred                           69,033           55,985           50,292           36,246           37,165
                                                     ---------        ---------        ---------        ---------        ---------
   Dividends paid on preferred
      securities of grantor trusts                      20,235            1,673               --               --               --
                                                     ---------        ---------        ---------        ---------        ---------
Total earnings                                       $ 481,295        $ 337,264        $ 290,293        $ 220,257        $ 148,256
                                                     =========        =========        =========        =========        =========
Combined fixed charges and
   preferred stock dividends:
Interest incurred on:
   Senior indebtedness                               $  69,033        $  55,985        $  50,292        $  36,246        $  33,224
   Subordinated notes                                       --               --               --               --            3,941
                                                     ---------        ---------        ---------        ---------        ---------
   Total interest incurred                              69,033           55,985           50,292           36,246           37,165

Dividends paid on preferred
   securities of grantor trusts                         20,235            1,673               --               --               --
Dividends paid on preferred
   stock of SunAmerica Inc.,
   on a tax equivalent basis                            38,662           41,914           54,528           42,675           17,733
                                                     ---------        ---------        ---------        ---------        ---------
Total combined fixed charges
   and preferred stock dividends                     $ 127,930        $  99,572        $ 104,820        $  78,921        $  54,898
                                                     =========        =========        =========        =========        =========

Ratio of earnings to combined
   fixed charges and preferred
   stock dividends (which include
   dividends paid on preferred
   securities of grantor trusts
   and interest incurred on senior
   and subordinated debt, but
   exclude interest incurred on
   fixed annuities, guaranteed
   investment contracts and
   trust deposits)                                         3.8x             3.4x             2.8x             2.8x             2.7x
                                                     =========        =========        =========        =========        =========

SUNAMERICA INC. COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                          PREFERRED STOCK DIVIDENDS
  (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS AND INTEREST INCURRED ON SENIOR AND SUBORDINATED DEBT, FIXED ANNUITIES,
              GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)

                                                                                                         Years ended September 30,
                                                    ------------------------------------------------------------------------------
                                                          1996             1995             1994             1993             1992
                                                    ----------        ---------        ---------        ---------        ---------

                                                                                 (In thousands, except ratios)

Earnings:
Pretax income                                       $  392,027        $ 279,606        $ 240,001        $ 184,011        $ 111,091
                                                    ----------        ---------        ---------        ---------        ---------
Add:
   Interest incurred on:
      Fixed annuity contracts                          410,269          258,730          254,464          308,910          362,094
      Guaranteed investment
       contracts                                       252,027          213,340          150,424          136,984          140,114
      Trust deposits                                     9,968           10,519            8,516            8,438            4,256
      Senior indebtedness                               69,033           55,985           50,292           36,246           33,224
      Subordinated notes                                    --               --               --               --            3,941
                                                    ----------        ---------        ---------        ---------        ---------
      Total interest incurred                          741,297          538,574          463,696          490,578          543,629
                                                    ----------        ---------        ---------        ---------        ---------
   Dividends paid on preferred
      securities of grantor trusts                      20,235            1,673               --               --               --
                                                    ----------        ---------        ---------        ---------        ---------
Total earnings                                      $1,153,559        $ 819,853        $ 703,697        $ 674,589        $ 654,720
                                                    ==========        =========        =========        =========        =========
Combined fixed charges and
   preferred stock dividends:
Interest incurred on:
   Fixed annuity contracts                          $  410,269        $ 258,730        $ 254,464        $ 308,910        $ 362,094
   Guaranteed investment contracts                     252,027          213,340          150,424          136,984          140,114
   Trust deposits                                        9,968           10,519            8,516            8,438            4,256
   Senior indebtedness                                  69,033           55,985           50,292           36,246           33,224
   Subordinated notes                                       --               --               --               --            3,941
                                                     ---------        ---------        ---------        ---------        ---------
   Total interest incurred                             741,297          538,574          463,696          490,578          543,629

Dividends paid on preferred
   securities of grantor trusts                         20,235            1,673               --               --               --
Dividends paid on preferred
   stock of SunAmerica Inc., on
   a tax equivalent basis                               38,662           41,914           54,528           42,675           17,733
                                                     ---------        ---------        ---------        ---------        ---------
Total combined fixed charges
   and preferred stock dividends                     $ 800,194        $ 582,161        $ 518,224        $ 533,253        $ 561,362
                                                    ==========        =========        =========        =========        =========
Ratios of earnings to combined
   fixed charges and preferred stock
   dividends (which include dividends
   paid on preferred securities of
   grantor trusts and interest
   incurred on senior and
   subordinated debt, fixed
   annuities, guaranteed investment
   contracts and trust deposits)                           1.4x             1.4x             1.4x             1.3x             1.2x
                                                    ==========        =========        =========        =========        =========